Exhibit 99.1

Marvell Technology Group Ltd. Provides Update of Special Committee Review Regarding Stock Option Grants

Company Expects to Restate Financial Statements for Prior Fiscal Years

Santa Clara, California (October 2, 2006) – Marvell Technology Group Ltd. (Nasdaq: MRVL) today announced an update in its internal review of stock option grant practices and related accounting matters.

As previously announced, a special committee of the Board of Directors has been conducting an internal review relating to the Company’s historical stock option practices and related accounting matters.  Although the committee is continuing its review of these matters, the committee has reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants awarded in the past likely differ from the recorded grant dates for such awards.

Based on the report of the special committee, the Board of Directors has concluded that the Company will need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to certain past option grants. Marvell has not yet been able to determine the amount of these charges, the resulting tax and accounting impact of these actions, or which specific reporting periods require restatement.  Accordingly, the financial statements and all earnings press releases and similar communications issued by the Company relating to periods beginning on or after its initial public offering in June 2000 should no longer be relied upon.  Marvell intends to file its restated financial statements as soon as practicable after the completion of the special committee’s review.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.   These statements include those relating to the need to record charges for stock-based compensation expense and expectations regarding the filing of restated financial statements.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.   These risks and uncertainties include, but are not limited to, the final outcome of the special committee’s review and the conclusions of the special committee resulting from that review, actions that may be taken or required as a result of the special committee’s review, the conclusions of the Company’s management, audit committee, Board and independent accountants based on the results of that review.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006 and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.